Exhibit (n)(2)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated January 27, 2003 for Canada Life of America Variable Life Account 1 and March 21, 2003 for Canada Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement Form N-6 Nos. 333-100569 and 811-09667) and related
Prospectus of Canada Life of America Variable Life Account 1 dated May   , 2003
contained in such Amendment.




                                                Ernst & Young LLP
                                                --------------------------------


Atlanta, Georgia
April 30, 2003